United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

June 28, 2011
Date of Report
[Date of Earliest Event Reported]

CAPITAL GROUP HOLDINGS, INC.
 (Exact name of Registrant as specified in its Charter)

Minnesota	000-17064	41-1430130
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)
7689 E. Paradise Ln. Suite 5, Scottsdale, AZ 85260
(Address of Principal Executive Offices, including zip code)

(480) 998-2100
(Registrant’s Telephone Number, including area code)

___________________________________________
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2011 Christopher Galvin resigned as Chairman and CEO.   Mr. Galvin’s resignation was not because of any disagreements with the Company on matters relating to its operations, policies or practices.  On June 28, 2011, our board of directors accepted the resignation letter from Mr. Galvin.

On June 28, 2011, our board of directors appointed Erik J. Cooper as Chairman and CEO of the Company.

On July 21, 2011 John Venette resigned as Director and CFO.  Mr. Venette’s resignation was not because of any disagreements with the Company on matters relating to its operations, policies or practices.  On July 21, 2011 our board of directors accepted the resignation letter from Mr. Venette.

On July 21, 2011, our board of directors appointed Eric Click as Director, Secretary/Treasurer, and COO.

There are no family relationships between Mr. Cooper or Mr. Click and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

There is no material plan, contract, arrangement to which either Mr. Cooper or Mr. Click was a party or in which either participated in connection with their appointments as Chief Executive Officer and Executive Chairman, respectively.

Erik Cooper – Chief Executive Officer and Chairman

Prior to his appointment as CEO and Chairman on July 21, 2011, Mr. Erik Cooper was CEO and Chairman of Oasis Online Technologies Corp. from July 10, 2007 to February 16, 2010.  Mr. Cooper also founded and serves as President of Big Eye Capital, Inc., a private Arizona Corporation since March 2007, which advises small to medium-sized businesses in product development, sales and marketing, financing, and real estate management. Mr. Cooper previously served from February 16, 2010 to June 28, 2011 as COO and President of Capital Group Holdings Inc.

Mr. Cooper spent 7 years from January 2000 to March  2007 as a leading mortgage banker with Centex Corporation, a Fortune 500 company and during his tenure with Centex has secured over 80 million dollars in residential financing.  Mr. Cooper was also a co-founder of Solarcomm Wireless, a nationwide wholesale and retail distributor of cellular products and services. Mr. Cooper has a Bachelor's degree from the State University of New York, College at Oneonta.

Eric Click – Chief Operating Officer, Chief Financial Officer, Secretary and Director

Prior to his appointment as COO, Mr. Click has spent over 20 plus years working in finance, operations, and sales; providing strategic, thought leadership while driving results.  He has been essential in establishing goals, implementing objectives, and financial controls over operating groups; thereby driving a culture of responsibility coupled with accountability.  Mr. Click has worked in many facets of operations and sales: including expense management, budgeting, restructuring, contract negotiations and project management, compliance, brand development, training, and new business development.

Mr. Click earned a degree in Finance from the W.P. Carey School of Business from Arizona State University.  Prior to his current role, Mr. Click worked as a Certified Mortgage Planner with Prime Lending Inc / CTX Mortgage Company from February 2004 to May 2010.  Mr. Click also held the position of Manager of Finance at American Express Company Inc. from June 1996 to January 2004.  Mr. Click has held various sales and operations positions in business banking including First Interstate Bank, Chase Bank, and Bank of America.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Capital Group Holdings, Inc.

Dated: February 27, 2012	/s/ Erik Cooper
By: Erik Cooper
Its: Chief Executive Officer President Principal Executive Officer